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                                                                    Exhibit 99.1


                                  NEWS RELEASE
FOR IMMEDIATE RELEASE

                                               Company Contacts:
Investor Relations: Financial Media Relations: Patrice Saxon, Investor Relations
Tom Redington       Bob Stone                  858/ 410-2660
Redington, Inc.     The Dilenschneider Group   Gregory Hanson, CFO
203/ 222-7399       212/ 922-0900              858/ 410-2670

                   FDA REQUESTS AVANIR PROVIDE ADDITIONAL DATA
                       FOR TOPICAL TREATMENT OF COLD SORES

        San Diego, September 16, 1999 -- AVANIR Pharmaceuticals (NASDAQ: AVNR) today announced that its application with the U.S. Food and Drug Administration
(FDA) for approval of docosanol cream for the treatment of oral-facial herpes requires additional clinical data.

        In a telephone conference, the FDA did not provide the company with the basis for today's decision, other than to say it was a "judgment call" and that there was not quite enough data for final approval. The FDA said that while the company has provided good data, "a little more is needed."

        Gerald J. Yakatan, Ph.D., AVANIR's chief executive officer and president, said he was surprised that the FDA stated the decision was a "judgment call" on their part. "We will await the letter outlining the basis for their decision, which they stated will be sent within five days, before determining our next steps and addressing their request for `a little more data.'" Dr. Yakatan said.

        AVANIR Pharmaceuticals, based in San Diego, California, is a specialty pharmaceutical company that identifies, acquires and commercializes therapeutic compounds through discovery and in-licensing.

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The information contained in this press release, including any forward looking statements contained herein, should be reviewed in conjunction with the company's Annual Report on Form 10-K/A and other publicly available information regarding the company, copies of which are available from the company upon request. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. Forward-looking statements usually contain the words "anticipate," "intend," "believe" or similar expressions, and are subject to numerous known and unknown risks and uncertainties. In evaluating such statements, prospective investors should carefully review various risks and uncertainties identified in Form 10-K/A. Even though the final terms of the FDA's action letter have not yet been received, the company cannot provide any assurance that it will be able to obtain the financial resources necessary to provide the additional clinical data or continue to develop docosanol.